Exhibit 99.03

                                Southern Company
                  Significant Factors Impacting EPS (See Notes)

                                3 Months Ended March
                                --------------------
                            2006        2005      Change
                            ----        ----      ------

Consolidated Earnings-     $0.35      $ 0.43    $ (0.08)

Significant Factors:
Retail Business                                   (0.05)
Competitive Generation                             0.01
Synthetic Fuels                                   (0.02)
Parent Company and Other                          (0.02)
                                                --------
Total                                           $ (0.08)
                                                ========

Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.